UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2005

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-8739	22-1970303
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1830 Route 130, Burlington, NJ		08016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

0 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On August 22, 2005, the Registrant issued a press release reporting its net income and sales for its fourth quarter and year ended May 28, 2005.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7.01     REGULATION FD DISCLOSURE

     During a publicly-available conference call held on August 23, 2005, the Registrant provided the following preliminary information from its unaudited consolidated balance sheet as of May 28, 2005:
Cash and Cash Equivalents	$ 47.9 million
Investments	134.6 million
Merchandise Inventories	720.9 million
Long Term Debt	132.3 million
Total Stockholders' Equity	926.2 million

     The Company will file its Annual Report on Form 10-K for the fiscal year ended May 28, 2005 on or before August 26, 2005. The Form 10-K will contain the Company's audited consolidated balance sheet as of May 28, 2005.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits
Exhibit No.	Description
99.1	Press Release, dated August 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
Dated: August 23, 2005	By: /s/ Robert L. LaPenta, Jr. Robert L. LaPenta, Jr. Vice President - Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release, dated August 22, 2005